UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2007

Commission	Registrant; State of Incorporation;	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.

333-145140-01	FIRSTENERGY SOLUTIONS CORP.	31-1560186
(An Ohio Corporation)
c/o FirstEnergy Corp.
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Pollution Control Revenue Bond Refundings

On October 4, 2007, FirstEnergy Solutions Corp. (FES) (a wholly owned subsidiary of FirstEnergy Corp.) and its subsidiaries, FirstEnergy Generation Corp. (FGCO) and FirstEnergy Nuclear Generation Corp. (NGC, each a Company and collectively, the Companies), entered into arrangements for the issuance of six new series of pollution control revenue refunding bonds issued by the Ohio Air Quality Development Authority (OAQDA), the Ohio Water Development Authority (OWDA) and the Beaver County Industrial Development Authority (BCIDA, and together with the OAQDA and OWDA, the Authorities) on behalf of the Companies, as follows (collectively, the Bonds):

Authority	Company	Series	Principal Amount	Maturity	Auction Period	Initial Auction Date	Initial Interest Payment Date
OAQDA	FGCO	2007-A	$141,260,000	August 1, 2020	35-day	November 13, 2007	November 14, 2007
OAQDA	FGCO	2007-B	$100,000,000	August 1, 2029	7-day	October 9, 2007	October 10, 2007
OAQDA	NGC	2007-A	$26,000,000	November 1, 2033	35-day	November 13, 2007	November 14, 2007
OWDA	NGC	2007-A	$54,600,000	November 1, 2033	35-day	November 5, 2007	November 6, 2007
OWDA	FGCO	2007-A	$6,450,000	August 1, 2029	7-day	October 12, 2007	October 15, 2007
BCIDA	NGC	2007-A	$98,900,000	April 1, 2035	35-day	November 5, 2007	November 6, 2007
		Total	$427,210,000

Proceeds from the issuance and sale of the Bonds are being used to refund an equal aggregate amount of pollution control bonds previously issued in various series by the Authorities for which FirstEnergy Corp.’s Ohio utility operating subsidiaries, Ohio Edison Company, The Cleveland Electric Illuminating Company and The Toledo Edison Company, were obligors under corresponding pollution control notes.

Each of the six new series of Bonds is issued under a separate trust indenture dated as of October 1, 2007 between the applicable Authority and The Bank of New York Trust Company, N.A., as trustee (each an Indenture, and collectively, the Indentures).

Principal or redemption price of and interest on, and purchase price of, each series of the Bonds is payable from a pledge of revenues derived by the applicable Authority pursuant to a separate loan agreement dated as of October 1, 2007 (each a Loan Agreement), between the applicable Authority and the applicable Company and a corresponding related unsecured promissory note between the applicable Company and the applicable trustee (each a Note).

Payment of the principal of and interest on each issue of the Bonds when due on any regularly scheduled principal and interest payment date, and upon special mandatory redemption as a result of a final determination of taxability, have been insured through the final insurance policy coverage date set forth in the table below (Final Policy Coverage Date) by a separate financial guaranty insurance policy (each a Policy and together the Policies) issued by Ambac Assurance Corporation (the Insurer) simultaneously with the delivery of the Bonds. Each Policy also insures the payment of the purchase price of Bonds subject to mandatory tender on the interest payment date immediately preceding the applicable Final Policy Coverage Date due to the expiration of the Policy on such date.  If any Bonds become subject to other redemption or mandatory tender and insufficient funds are available for their redemption or purchase, the Insurer will remain obligated to pay principal of and interest on outstanding Bonds on the originally scheduled interest and principal payment dates, or upon special mandatory redemption on a determination of taxability and will remain obligated to pay the purchase price of Bonds subject to mandatory tender on the interest payment date immediately preceding the Final Policy Coverage Date.  In the event of any acceleration of the principal of any Bonds, the insured payments will be made at such times and in such amounts as would have been made had there not been an acceleration except to the extent that the Insurer elects, in its sole discretion, to pay all or a portion of the accelerated principal and accrued interest to the date of acceleration (to the extent unpaid by the applicable Authority).  Upon payment of all such accelerated principal and interest accrued to the acceleration date, the Insurer’s obligations under the applicable Policy shall be fully discharged.  Once issued, each Policy cannot be cancelled by the Insurer prior to the Final Policy Coverage Date.

The Insurer has issued the Policies pursuant to six separate insurance agreements, each dated as of October 1, 2007 (each an Insurance Agreement and together the Insurance Agreements) among the applicable Company, FES and the Insurer as follows:

Authority	Company	Series	Principal Amount	Final Policy Coverage Date	Initial Rate
OAQDA	FGCO	2007-A	$141,260,000	October 1, 2018	3.95%
OAQDA	FGCO	2007-B	$100,000,000	October 1, 2016	3.85%
OAQDA	NGC	2007-A	$26,000,000	October 1, 2015	4.15%
OWDA	NGC	2007-A	$54,600,000	October 1, 2015	4.15%
OWDA	FGCO	2007-A	$6,450,000	October 1, 2015	3.80%
BCIDA	NGC	2007-A	$98,900,000	October 1, 2019	3.90%
		Total	$427,210,000

The Bonds will initially bear interest in the auction mode.  At the applicable Company’s option, all or a portion of the Bonds of a series may be converted to bear interest at a Daily Rate, a Weekly Rate, Commercial Paper Rate, a Semi-Annual Rate, an Annual Rate, a Two-Year Rate, a Three-Year Rate, a Five-Year Rate or a Long Term Rate.  On the date of conversion, such Bonds shall be subject to a mandatory tender for purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued interest.

The Trustee has entered into six separate Auction Agent Agreements with U.S. Bank National Association, as auction agent (each an Auction Agent Agreement and together the Auction Agent Agreements) pursuant to which U.S. Bank will perform certain duties in connection with the auction procedures related to each series of Bonds, as well as separate broker dealer agreements with certain banks that have agreed to serve as the dealers in the auctions for the Bonds.

The Bonds will be subject to optional and special mandatory redemption prior to maturity.

On March 26, 2007, FES entered into guaranties in favor of present and future holders of indebtedness of each of the Companies and each Company entered into guaranties in favor of present and future holders of indebtedness of FES (each a Guaranty and collectively, the Guaranties). Accordingly, present and future holders of the indebtedness of the Companies and FES will have claims against the Companies and FES regardless of whether their primary obligor is either of the Companies or FES. In particular, the obligations of each Company and FES under, as applicable, the Loan Agreements, the Notes and the Insurance Agreements are covered by the Guaranties.

Pollution Control Revenue Bond Remarketings

On October 1, 2007, $234,520,000 aggregate principal amount of OAQDA State of Ohio Pollution Control Revenue Refunding Bonds, Series 2006-A (FirstEnergy Generation Corp. Project) (the 2006 OAQDA Bonds) were remarketed in connection with FGCO’s delivery of an alternative letter of credit (the New Letter of Credit) issued by KeyBank National Association (KeyBank) pursuant to a Letter of Credit and Reimbursement Agreement, dated as of October 1, 2007 among FES, FGCO and KeyBank (the Reimbursement Agreement), which replaces a Barclays Bank PLC letter of credit issued in connection with the 2006 OAQDA Bonds which were originally issued on December 5, 2006.

The 2006 OAQDA Bonds were issued pursuant to a trust indenture dated as of December 1, 2006 between the OAQDA and The Bank of New York Trust Company, N.A., as trustee. Principal or redemption price of and interest on, and purchase price of the 2006 OAQDA Bonds is payable from a pledge of revenues derived by the OAQDA pursuant to a Loan Agreement dated as of December 1, 2006 between the OAQDA and FGCO (the 2006 OAQDA Loan Agreement), and a corresponding unsecured promissory note by FGCO and the Trustee (the 2006 OAQDA Note).  The obligations of FGCO and FES under, as applicable, the 2006 OAQDA Loan Agreement, the 2006 OAQDA Note and the Reimbursement Agreement are covered by the Guaranties discussed above.

Payment of the principal or redemption price of and interest on, and purchase price of, the 2006 OAQDA Bonds is fully secured by the New Letter of Credit, which permits the trustee for the 2006 OAQDA Bonds to draw up to (a) an amount sufficient to pay the principal of the 2006 OAQDA Bonds or the portion of the purchase price corresponding to the principal of the 2006 OAQDA Bonds, plus (b) an amount equal to 36 days’ interest accrued on the 2006 OAQDA Bonds, computed at a maximum rate of 10% per annum, to pay accrued and unpaid interest on the 2006 OAQDA Bonds or the portion of the purchase price corresponding to accrued and unpaid interest on the 2006 OAQDA Bonds. The New Letter of Credit will expire October 1, 2008, unless terminated earlier or extended in accordance with its terms. If the New Letter of Credit is not extended, is cancelled or is replaced, the 2006 OAQDA Bonds of Credit will be subject to mandatory purchase prior to expiration, cancellation or replacement of the New Letter of Credit.

The 2006 OAQDA Bonds will accrue interest at the Weekly Rate unless and until converted to another permitted interest rate mode.

Also on October 1, 2007, $28,525,000 aggregate principal amount of BCIDA Pollution Control Revenue Refunding Bonds Series 2006-C (FirstEnergy Generation Corp. Project) (the 2006 BCIDA Bonds) were remarketed in connection with the conversion of the interest rate mode to an auction mode.  The 2006 BCIDA Bonds were originally issued on December 5, 2006 and will mature on March 1, 2017.  The 2006 BCIDA Bonds were issued pursuant to an amended trust indenture, dated October 1, 2007 (the Amended Indenture), amending the trust indenture dated as of December 1, 2006 between the BCIDA and The Bank of New York Trust Company, N.A., as trustee. Principal or redemption price of and interest on, and purchase price of the 2006 BCIDA Bonds is payable from a pledge of revenues derived by the BCIDA pursuant to an amended loan agreement, dated as of October 1, 2007 (the Amended Loan Agreement), which amends a Loan Agreement dated as of December 1, 2006 between the BCIDA and FGCO, and a corresponding amended unsecured promissory note by FGCO and the trustee (the Amended Note).

Payment of the principal of and interest on the 2006 BCIDA Bonds when due on any regularly scheduled principal and interest payment date and upon special mandatory redemption as a result of a final determination of taxability have been insured through maturity by a financial guaranty insurance policy (the 2006 BCIDA Policy) issued by the Insurer pursuant to an insurance agreement, dated as of October 1, 2007, among FGCO, FES and the Insurer (the 2006 BCIDA Insurance Agreement).  The terms and conditions of the 2006 BCIDA Policy and the 2006 BCIDA Insurance Agreement are substantially similar to the terms and conditions of the Policies and the Insurance Agreements described above under “Pollution Control Revenue Bond Refundings”.  The obligations of FGCO and FES under, as applicable, the 2006 BCIDA Loan Agreement, the 2006 BCIDA Note and the 2006 BCIDA Insurance Agreement are covered by the Guaranties discussed above.

From October 1, 2007, the conversion date, the 2006 BCIDA Bonds will accrue interest in an Auction Mode unless and until converted to another permitted interest rate mode.

The trustee for the 2006 BCIDA Bonds has entered into an Auction Agent Agreement with U.S. Bank National Association, as auction agent pursuant to which U.S. Bank will perform certain duties in connection with the auction procedures related to the 2006 BCIDA Bonds, as well broker dealer agreements with certain banks that have agreed to serve as the dealers in the auctions for the 2006 BCIDA Bonds.

The 2006 BCIDA Bonds will be subject to optional and special mandatory redemption prior to maturity.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete text of each applicable Loan Agreement, Note, Guaranty, Policy, Insurance Agreement, Indenture, Amended Indenture, Bond, Bond Purchase Agreement, Auction Agreement and Broker Dealer Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

October 5, 2007

FIRSTENERGY SOLUTIONS CORP.
Registrant

By:	/s/ Harvey L. Wagner
Harvey L. Wagner
Vice President and Controller